EXHIBIT 9(a)(2)

                                 HYBRIDON, INC.
                  EXCHANGE AGREEMENT AND LETTER OF TRANSMITTAL
                 TO TENDER AND TO ENTER INTO CERTAIN AGREEMENTS
                  IN RESPECT OF ITS 9% CONVERTIBLE SUBORDINATED
                   NOTES DUE 2004 IN EXCHANGE FOR ITS SERIES A
                      PREFERRED STOCK AND EXCHANGE WARRANTS
            PURSUANT TO ITS OFFER TO EXCHANGE DATED FEBRUARY 6, 1998


THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 9, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 12:00 MIDNIGHT, NEW YORK TIME, ON THE EXPIRATION DATE.

Hybridon, Inc., a Delaware corporation ("Hybridon"), invites the holders of its 9% Convertible Subordinated Notes due 2004 (the "Notes") to tender any and all of the principal amount of and accrued interest on (together, the "Exchange Value") their Notes in exchange (the "Exchange") for (i) 10 shares of Series A Preferred Stock, par value $.01 per share, of Hybridon ("Series A Preferred Stock") and (ii) warrants ("Exchange Warrants") to purchase such number of shares of common stock, par value $.001 per share, of Hybridon ("Hybridon Common Stock") equal to 15% of the number of shares of Hybridon Common Stock into which such Series A Preferred Stock would be convertible at the Exercise Price (as defined in the Offer to Exchange (defined below)), for each $1,000 in Exchange Value of the Notes tendered, upon the terms and subject to the conditions set forth in this Exchange Agreement and Letter of Transmittal (this "Exchange Agreement and Letter of Transmittal" or "Letter of Transmittal") and the accompanying Offer to Exchange (the "Offer to Exchange").

No Noteholder may tender any or all of the Exchange Value attributable to accrued but unpaid interest on the principal amount of the Notes being tendered without also tendering the Exchange Value attributable to such principal amount, or vice versa.

                                 --------------


                  TO: CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                   DEPOSITARY

                        TELEPHONE NUMBER: (201) 296-4860

   By Hand:                     By Mail:             Overnight Delivery:
   --------                     --------             -------------------

120 Broadway           P.O. Box 3301                 85 Challenger Road
13th Floor             South Hackensack, NJ  07606   Mail Drop-Reorg
New York, NY  10271                                  Ridgefield Park, NJ  07660
                                                     Attn:  Reorganization Dept.

              Facsimile (for eligible institutions): (201) 329-8936
               Confirm facsimile by telephone ONLY: (201) 296-4860


DELIVERY OF THIS EXCHANGE AGREEMENT AND LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                                  -------------

ANY TENDER OF NOTES WHICH INVOLVES DENOMINATIONS OF LESS THAN $1,000 IN EXCHANGE VALUE THEREOF WILL BE EXCHANGED ON A PRO RATA BASIS, EXCEPT TO THE EXTENT THAT SUCH PRORATION WOULD RESULT IN THE ISSUANCE OF A FRACTIONAL SHARE OF SERIES A PREFERRED STOCK. IN THE EVENT THAT SUCH FRACTIONAL SHARE WOULD RESULT, HYBRIDON SHALL, AT ITS SOLE DISCRETION, EITHER (A) ROUND SUCH FRACTIONAL SHARE TO THE NEAREST WHOLE NUMBER OF SHARES (WITH 0.5 BEING ROUNDED UP), OR (B) PAY IN CASH AN AMOUNT EQUAL TO SUCH FRACTION MULTIPLIED BY $100 (WHICH IS THE PER SHARE STATED VALUE OF SERIES A PREFERRED STOCK). HYBRIDON WILL NOT ISSUE ANY FRACTIONAL SHARES OF SERIES A PREFERRED STOCK IN THE OFFER. IN THE EVENT THAT A TENDERING NOTEHOLDER WOULD OTHERWISE BE ENTITLED TO RECEIVE A FRACTIONAL EXCHANGE WARRANT, HYBRIDON SHALL ROUND UP SUCH FRACTIONAL EXCHANGE WARRANT TO THE NEAREST WHOLE NUMBER OF EXCHANGE WARRANTS.

                                  -------------

THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM AMOUNT OF EXCHANGE VALUE OF THE NOTES BEING TENDERED. THE OFFER, HOWEVER, IS SUBJECT TO CERTAIN CONDITIONS. SEE "TERMS OF THE OFFER--CERTAIN CONDITIONS OF THE OFFER" IN THE OFFER TO EXCHANGE.

                                  -------------

AS SET FORTH IN MORE DETAIL IN THIS LETTER OF TRANSMITTAL UNDER THE CAPTION "EXCHANGE AGREEMENT", BY SIGNING AND SENDING SUCH LETTER OF TRANSMITTAL, THE TENDERING NOTEHOLDERS ARE MAKING

CERTAIN REPRESENTATIONS AND AGREEING TO BE BOUND BY CERTAIN COVENANTS CONTAINED HEREIN. IN ADDITION, HYBRIDON WILL MAKE CERTAIN REPRESENTATIONS AND AGREEMENTS WITH RESPECT TO CERTAIN MATTERS PURSUANT TO THIS LETTER OF TRANSMITTAL. SUCH COVENANTS OF THE TENDERING NOTEHOLDERS AND REPRESENTATIONS AND AGREEMENTS OF HYBRIDON WILL BECOME EFFECTIVE AND BINDING ON SUCH NOTEHOLDERS AND HYBRIDON, RESPECTIVELY, AT SUCH TIME THAT HYBRIDON ACCEPTS FOR EXCHANGE ANY OF THE
EXCHANGE VALUE OF THE NOTES TENDERED BY A TENDERING NOTEHOLDER. IN THE EVENT THAT THE OFFER IS TERMINATED BY HYBRIDON OR HYBRIDON DOES NOT ACCEPT FOR EXCHANGE ANY EXCHANGE VALUE OF THE NOTES VALIDLY TENDERED BY A TENDERING NOTEHOLDER, NONE OF THE COVENANTS, AGREEMENTS AND REPRESENTATIONS MADE BY EITHER SUCH TENDERING NOTEHOLDER OR HYBRIDON IN THIS LETTER OF TRANSMITTAL WILL BE VALID AGAINST OR BINDING UPON THE PARTY WHO MADE ANY SUCH COVENANTS, AGREEMENTS OF REPRESENTATIONS. ANY TENDER NOT ACCOMPANIED BY THIS LETTER OF TRANSMITTAL WILL BE DEEMED INVALID. PLEASE READ CAREFULLY THIS LETTER OF TRANSMITTAL.

                                 -------------

NEITHER HYBRIDON, ITS BOARD OF DIRECTORS NOR ANY OF ITS EXECUTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY NOTEHOLDER AS TO WHETHER TO TENDER ANY OR ALL OF THE EXCHANGE VALUE OF THE NOTES OWNED BY SUCH NOTEHOLDER. EACH NOTEHOLDER MUST MAKE HIS, HER OR ITS OWN DECISIONS AS TO WHETHER TO TENDER NOTES AND, IF SO, HOW MUCH IN EXCHANGE VALUE TO TENDER.

                                  -------------

         This Letter of Transmittal is to be used (i) if certificates for the Notes are to be physically delivered to ChaseMellon Shareholder Services, L.L.C. (the "Depositary") herewith, (ii) if tenders are to be made by book entry transfer to one of the accounts to be established by the Depositary at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures set forth in the Offer to Exchange under the caption "Procedures for Tendering Notes," or (iii) if tenders are to be made according to the guaranteed delivery procedures set forth in the Offer to Exchange under "Procedures for Tendering Notes--Guaranteed Delivery Procedure." Delivery of the Notes, this Letter of Transmittal and/or any other required documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Offer to Exchange.

         PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE CHECKING ANY BOX BELOW. YOUR BANKER OR BROKER CAN ASSIST YOU IN COMPLETING THIS FORM. THE INSTRUCTIONS INCLUDED IN THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE SHOULD BE DIRECTED TO THE DEPOSITARY AT THE ADDRESS AND

TELEPHONE NUMBER SET FORTH ABOVE. REQUESTS FOR ADDITIONAL COPIES OF THE OFFER TO EXCHANGE AND THIS LETTER OF TRANSMITTAL SHOULD BE DIRECTED TO HYBRIDON AT 620 MEMORIAL DRIVE, CAMBRIDGE, MA 02139, TELEPHONE (617) 528-7000.

         Noteholders who wish to tender their Notes must complete the table in Box One and complete and sign in Box Three. If only columns (1) through (3) are completed in Box One, the Noteholder will be deemed to have tendered for exchange all Exchange Value attributable to the principal amount listed in the table in Box One. If a Noteholder wishes to tender less than all of such Exchange Value, column (4) in Box One must be completed in full and such Noteholder should refer to Instruction 3.

                       SIGNATURE(S) MUST BE PROVIDED BELOW

               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

         Noteholders who wish to tender their Notes pursuant to the Offer and whose certificates representing such Notes are in their possession but are not immediately available, or who will be unable to submit all required documents to the Depositary on or before the Expiration Date or who cannot complete the procedures for book entry transfer on a timely basis may tender their Notes according to the guaranteed delivery procedures set forth in the Offer to Exchange under "Procedures for Tendering Notes--Guaranteed Delivery Procedures." See Instruction 1.

[_]      CHECK HERE IF TENDERED NOTES ARE ENCLOSED HEREWITH.

[_] CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED BY BOOK ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH A BOOK ENTRY TRANSFER FACILITY, AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN A BOOK ENTRY TRANSFER FACILITY SYSTEM MAY DELIVER NOTES BY BOOK ENTRY TRANSFER):

Name of Tendering Institution:
                              --------------------------------------------------

Book Entry Transfer Facility:
                              --------------------------------------------------

Account Number:
                ----------------------------------------------------------------

Transaction Code Number:--------------------------------------------------------

|_| CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owner(s):
                               -------------------------------------------------

Date of Execution of Notice of Guaranteed Delivery:
                                                   -----------------------------

Name of Institution which Guaranteed Delivery:
                                              ----------------------------------

Account Number if delivered by book entry transfer:
                                                   -----------------------------

[_] CHECK HERE IF NOTES HAVE BEEN PREVIOUSLY DELIVERED PURSUANT TO AN EXCHANGE AGREEMENT AND LETTER OF TRANSMITTAL.

--------------------------------------------------------------------------------
                                     BOX ONE
--------------------------------------------------------------------------------


LIST BELOW THE NOTES TO WHICH THIS EXCHANGE AGREEMENT AND LETTER
OF TRANSMITTAL RELATES. IF THE SPACE PROVIDED BELOW IS INADEQUATE, THE CERTIFICATE NUMBERS AND PRINCIPAL AMOUNTS SHOULD BE LISTED ON
A SEPARATE SIGNED SCHEDULE AFFIXED HERETO.

-----------------------------------------------------------------------------------------------------------------------------
                                                   DESCRIPTION OF NOTES
-----------------------------------------------------------------------------------------------------------------------------
                   1                                     2                           3                         4
-----------------------------------------------------------------------------------------------------------------------------
                                               CERTIFICATE NUMBER(S)             AGGREGATE
       NAME(S) AND ADDRESS(ES) OF                 (ATTACH LIST IF                PRINCIPAL             PRINCIPAL AMOUNT
          REGISTERED HOLDER(S)                      NECESSARY)*                  AMOUNT(S)                TENDERED**
-----------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------

*    NEED NOT BE COMPLETED BY NOTEHOLDERS TENDERING BY BOOK ENTRY TRANSFER.

** UNLESS OTHERWISE INDICATED, THE NOTEHOLDER WILL BE DEEMED TO HAVE TENDERED THE ENTIRE PRINCIPAL AMOUNT (TOGETHER WITH ALL ACCRUED BUT UNPAID INTEREST THEREON) OF NOTES REPRESENTED BY TENDERED CERTIFICATES. SEE INSTRUCTION 3.

--------------------------------------------------------------------------------

                               EXCHANGE AGREEMENT

         BY SIGNING AND SENDING THIS EXCHANGE AGREEMENT AND LETTER OF TRANSMITTAL TO THE DEPOSITARY, THE TENDERING NOTEHOLDERS SHALL THEREBY BE MAKING CERTAIN REPRESENTATIONS AND AGREEING TO BE BOUND BY THE TERMS OF THIS EXCHANGE AGREEMENT AND LETTER OF TRANSMITTAL. BY ACCEPTING FOR EXCHANGE ANY PORTION OF THE EXCHANGE VALUE OF THE NOTES TENDERED, HYBRIDON SHALL THEREBY BE MAKING THE REPRESENTATIONS AND AGREEMENTS CONTAINED IN THIS EXCHANGE AGREEMENT AND LETTER OF TRANSMITTAL. SUCH RESPECTIVE AGREEMENTS AND REPRESENTATIONS OF HYBRIDON AND THE TENDERING NOTEHOLDERS WILL BECOME EFFECTIVE AND BINDING ON THE RESPECTIVE PARTIES UPON, AND ONLY UPON, ACCEPTANCE BY HYBRIDON FOR EXCHANGE OF ANY EXCHANGE VALUE OF THE NOTES TENDERED BY EACH TENDERING NOTEHOLDER. IN THE EVENT THAT THE OFFER IS TERMINATED BY HYBRIDON OR HYBRIDON DOES NOT ACCEPT FOR EXCHANGE ANY PORTION OF THE EXCHANGE VALUE OF THE NOTES VALIDLY TENDERED, NONE OF THE REPRESENTATIONS AND AGREEMENTS MADE HEREBY BY EITHER PARTY WILL BE VALID AGAINST OR BINDING UPON SUCH PARTY.


ARTICLE I.  MATTERS APPLICABLE TO TENDERING NOTEHOLDERS.

         In accordance with the terms and subject to the conditions set forth in the Offer to Exchange, the undersigned hereby tenders to Hybridon the above-described Exchange Value of the Notes. Subject to, and effective upon acceptance for exchange of the Notes tendered herewith, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, Hybridon all right, title and interest in and to all the Notes that are being tendered hereby and that are being accepted for exchange pursuant to the Offer, and irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Notes (with full knowledge that the Depositary also acts as agent for Hybridon), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) deliver such Notes to Hybridon or cause ownership of such Notes to be transferred to Hybridon on its books and deliver all accompanying evidences to transfer and authenticity to or upon the order of Hybridon upon receipt by the Depositary, as the undersigned's agent, of the shares of Series A Preferred Stock and Exchange Warrants to which the undersigned is entitled upon the acceptance by Hybridon of such Notes under the Offer, and (b) receive all benefits and otherwise exercise all rights to beneficial ownership of such Notes, all in accordance with the terms of the Offer. The undersigned agrees and acknowledges, by the execution and delivery hereof, that the undersigned agrees to the matters covered by this Exchange Agreement and Letter of Transmittal.

         The undersigned hereby represents and warrants that the undersigned has full and power and authority to tender, exchange, assign and transfer the Notes tendered hereby, and that when the same are accepted for exchange by Hybridon, Hybridon will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and such Notes shall not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Hybridon to be necessary or desirable to complete the exchange, assignment and transfer of the Notes tendered hereby. The undersigned hereby represents that the Notes tendered are valid and that the undersigned is duly authorized to tender such Notes.

         The undersigned understands that, upon acceptance by Hybridon of the Notes tendered hereby, the undersigned will be deemed to have accepted the shares of Series A Preferred Stock and Exchange Warrants issued in exchange therefor and will be deemed to have otherwise waived all rights with respect to interest accrued on the Notes.

         Notes properly tendered and not withdrawn will be accepted on the Expiration Date as soon as practicable after the satisfaction or waiver of all conditions to the Offer. The undersigned understands that the shares of Series A Preferred Stock and Exchange Warrants will be delivered as promptly as practicable upon acceptance of the tendered Notes by Hybridon. The Offer is subject to a number of conditions, as more particularly set forth in the Offer to Exchange. See "Terms of the Offer--Certain Conditions of the Offer" in the Offer to Exchange. The undersigned recognizes that as a result of such conditions Hybridon may not be required to exchange any or all of the Exchange Value of the Notes tendered hereby. In such event, the Notes not exchanged will be returned to the undersigned at the address shown below the undersigned's signature(s).

         The undersigned understands that tenders of Notes pursuant to any of the procedures described in the Offer to Exchange and in this Exchange Agreement and Letter of Transmittal will constitute a binding agreement between the undersigned and Hybridon upon the terms and subject to the conditions of the Offer.

         Unless otherwise indicated herein under "Book Entry Return Instructions," please issue the certificates for the Series A Preferred Stock and Exchange Warrants and return any Notes not tendered or not accepted for exchange, in the name(s) of the undersigned at the address set forth above under "Description of Notes" in Box One. Similarly, please deliver the certificates for shares of Series A Preferred Stock and Exchange Warrants and any Notes not tendered or not accepted for exchange (and accompanying documents, as appropriate) to the undersigned at the address set forth above under "Description of Notes" in Box One. Noteholders tendering by book entry transfer may request that any Notes not tendered or not accepted for exchange be returned by crediting such account maintained at the Book Entry Transfer Facility as such Noteholders may designate by making an appropriate entry under "Book Entry Return Instructions."

         All authority conferred or agreed to be conferred in this Exchange Agreement and Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, legal and personal representatives, successors in interest and assigns of the undersigned.

ARTICLE II.  REGISTRATION RIGHTS.

         1.       Definitions

                  As used in this Article II, the following terms shall have the following meanings:

                  "Affiliate" shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by, or under direct or indirect common control with, such Person (for the purposes of this definition, "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing).

                  "Business Day" shall mean a day Monday through Friday on which banks are generally open for business in New York.

                  "Holders" shall mean the undersigned and any Person to whom the undersigned's rights under this Article II have been transferred in accordance with Section 10 hereof.

                  "Person" shall mean any person, individual, corporation, limited liability company, partnership, trust or other non-governmental entity or any governmental agency, court, authority or other body.

                  The terms "register," "registered" and "registration" refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

                  "Registrable Securities" shall mean the shares of Series A Preferred Stock issued in exchange for the Notes in the Offer and shares of Hybridon Common Stock issued upon conversion or exercise of the Series A
Preferred Stock and the Exchange Warrants; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they
(A) have not been disposed of pursuant to a registration statement declared effective by the Securities and Exchange Commission (the "Commission"), (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (C) are held by a Holder or a permitted transferee pursuant to
Section 10 of this Article II, or (D) are not freely tradeable under applicable federal securities laws (including, without limitation, pursuant to Rule 144(k) promulgated under the Securities Act).

                  "Registration Expenses" shall mean all expenses incurred by Hybridon in complying with Section 2 of this Article II, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and expenses of counsel for Hybridon, blue sky fees and expenses and the expense of any special audits incident to, or required by, any such registration (but excluding the fees of legal counsel for any Holder).

                  "Registration Statement" shall have the meaning ascribed to such term in Section 2 of this Article II.

                  "Registration Period" shall have the meaning ascribed to such term in Section 4 of this Article II.

                  "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

                  2.       Shelf Registration.

                  Hybridon shall use its best efforts to file with the Commission a registration statement on the appropriate form (the "Registration Statement") pursuant to Rule 415 under the Securities Act, by the later of (A) the earlier to occur of (i) the filing date of the registration statement to be filed pursuant to the Unit Purchase Agreement relating to the New Offering (as defined in the Offer to Exchange), (ii) the expiration of thirty (30) days after the Final Closing Date (as defined in the Offer to Exchange), and (iii) the later of (x) the expiration of sixty (60) days from the date on which Hybridon has received proceeds in the Offering, net of cash fees, commissions and expenses, equal to or exceeding $20,000,000 in the aggregate, and (y) November 16, 1998, and (B) the date on which shares of Series A Preferred Stock are first issued, with respect to the resale of the Registrable Securities, and shall use its best efforts to effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable Blue Sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as soon as practicable thereafter. Notwithstanding the foregoing, Hybridon shall not be obligated to enter into any underwriting agreement for the sale of any of the Registrable Securities.

                  3.       Expenses.

                  All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2 of this Article II shall be borne by Hybridon. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders.

                  4.       Registration Procedures.

                  In the case of the registration, qualification or compliance effected by Hybridon pursuant to this Article II, Hybridon shall, upon reasonable request, inform each Holder as to the status of such registration, qualification and compliance. At its expense Hybridon shall:

                  (a) Subject to Section 5 of this Article II, use its best efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Hybridon determines to obtain, continuously effective until the Holders have completed the distribution described in the Registration Statement. The period of time during which Hybridon is required hereunder to keep the Registration Statement effective is referred to herein as the "Registration Period." Notwithstanding the foregoing, at Hybridon's election, Hybridon may cease to keep such registration, qualification or compliance effective with respect to any Registrable Securities, and the registration rights of a Holder shall expire, at such time as the Holder may sell under Rule 144(k) under the Securities Act in a three-month period all Registrable Securities then held by such Holder; and

                  (b)      advise the Holders:

                  (i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                  (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

                  (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

                  (iv) of the receipt by Hybridon of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v) of the occurrence of any event that requires the making of any changes in the Registration Statement or the prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

                  (vi) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

                  (vii) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if the Holder so requests in writing, all exhibits (including those incorporated by reference) in the form filed with the Commission;

                  (viii) during the Registration Period, deliver to each Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and Hybridon consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus and any amendment or supplement thereto. In addition, upon the reasonable request of the Holder and subject in all cases to confidentiality protections reasonably acceptable to Hybridon, Hybridon will meet with a Holder or a representative thereof at Hybridon's headquarters to discuss all information relevant for disclosure in the Registration Statement, and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder's exposure to liability under the Securities Act, including the reasonable production of information at Hybridon's headquarters;

                  (ix) during the Registration  Period,  deliver to each Holder, without charge, (i) as soon as practicable (but in the case of the annual report of Hybridon to its stockholders, contemporaneously with the mailing of such report to its stockholders) one copy of: (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing); (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form); (C) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (D) a copy of the full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) upon reasonable request, all exhibits excluded by the parenthetical to the immediately preceding clause (D), and all other information that is generally available to the public;

                  (x) prior to any public offering of Registrable Securities pursuant to the Registration Statement, register or qualify for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing, provided that Hybridon shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

                  (xi) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends to the extent not required at such time and in such denominations and registered in such names as Holders may request within three (3) business days of sales of Registrable Securities pursuant to such Registration Statement;

                  (xii) upon the occurrence of any event contemplated by Section 4(b)(v) of this Article II, Hybridon shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                  (xiii) use its best efforts to comply with all applicable rules and regulations of the Commission, and will make generally available to the Holders not later than 45 days (or 90 days if the fiscal quarter is the fourth fiscal quarter) after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

                  5. Delay Periods; Suspension of Sales. Each Holder shall suspend, upon request of Hybridon, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 2 of this Article II during (i) any period not to exceed two 30-day periods within any one 12-month period Hybridon requires in connection with a primary underwritten offering of equity securities, and (ii) any period, not to exceed one 45-day period per circumstance or development, when Hybridon determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on Hybridon or is otherwise inadvisable (a "Material Development Condition"). In connection therewith, Hybridon may also
(x) cause the Registration Statement to be withdrawn and the effectiveness of the Registration Statement terminated, or (y) in the event no Registration Statement has yet been filed, to delay filing any such Registration Statement, until the earlier of (a) in the good faith judgment of Hybridon, such Material Development Condition no longer exists (notice of which Hybridon shall promptly deliver to each Holder of Registrable Securities) and (b) the expiration of Hybridon's right to cause the suspension of disposition of Registrable Securities pursuant to the first sentence of this Section 5 of Article II, provided, however, in the event a Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition as hereinbefore provided, Hybridon shall cause a new Registration Statement covering the Registrable Securities to be filed with the Commission as soon as such Material Development Condition expires or, if sooner, as soon as Hybridon's right to cause the suspension of disposition of Registrable Securities pursuant to the first sentence of this Section 5 of
Article II expires.

                  6. No Holder shall have any right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 2 of this Article II as a result of any controversy that may arise with respect to the interpretation or implementation of this Article II.

                  7. Indemnification; Contribution. (a) To the extent permitted by law, Hybridon shall indemnify each Holder and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Article II, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Subsection 7(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and shall reimburse each Holder and each person controlling such Holder for legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that Hybridon shall not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with information furnished to Hybridon by or on behalf of such Holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular; provided, further, that Hybridon shall not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Article II respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act or in the prospectus subject to completion and term sheet under Rule 434 of the Securities Act, which together meet the requirements of Section 10(a) of the Securities Act (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any such Holder or any such controlling person, if a copy of the Final Prospectus furnished by Hybridon to the Holder for delivery was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

                  (b) Each Holder will severally, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Hybridon, each of its directors and officers and each other person who controls Hybridon within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Subsection 7(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse Hybridon, such directors and officers and each other person controlling Hybridon for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to Hybridon by or on behalf of the Holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not made available to the Holder and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities in excess of the proceeds received by such Holder in the offering, except in the event of fraud by such Holder.

                  (c) Each party entitled to indemnification under this Section 7 of this Article II (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).

                  (d) If the indemnification provided for in this Section 7 of this Article II is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  8. Discontinuance of Sale; Certain Other Matters. (a) Each Holder agrees that, upon receipt of any notice from Hybridon of the occurrence of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until its receipt of copies of the supplemented or amended prospectus from Hybridon and, if so directed by Hybridon, each Holder shall deliver to Hybridon all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  (b) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to Hybridon such information regarding such Holder and the distribution proposed by such Holder as Hybridon may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Article II.

                  (c) Each Holder hereby covenants with Hybridon (i) not to make any sale of the Registrable Securities without complying with the prospectus delivery requirements under the Securities Act, and (ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange, the Nasdaq National Market, Nasdaq

SmallCap Market or in the over-the-counter market, to notify Hybridon at least five (5) business days prior to the date on which the Holder first offers to sell any such Registrable Securities.

                  (d) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement described in this Article II are not transferable on the books of Hybridon unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to Hybridon to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

                  (e) Each Holder shall not take any action with respect to any distribution deemed to be made pursuant to the Registration Statement, which would constitute a violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other applicable rule, regulation or law.

                  (f) At the end of the period during which Hybridon is obligated to keep the Registration Statement current and effective as described above, the Holders of Registrable Securities included in the Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from Hybridon of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify Hybridon of the number of shares registered which remain unsold immediately upon receipt of such notice from Hybridon.

                  9. Rule 144. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which at any time permit the sale of the Registrable Securities to the public without registration, Hybridon shall use its reasonable best efforts:

                  (a) to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

                  (b) to file with the Commission in a timely manner all reports and other documents required of Hybridon under the Exchange Act; and

                  (c) so long as a  Holder  owns  any  unregistered  Registrable
Securities, to furnish to such Holder upon any reasonable request a written statement by Hybridon as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of Hybridon, and such other reports and documents of Hybridon as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

                  10. Assignment. The rights to cause Hybridon to register Registrable Securities granted to the Holders by Hybridon under Section 2 of this Article II may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities, provided that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such transfer involves not less than the lesser of all or 5,000 shares (with Series A

Preferred Stock being counted as equivalent to the number of shares of Hybridon Common Stock into which the Series A Preferred Stock is then convertible) of such Holder's Registrable Securities, (iii) such Holder gives prior written notice to Hybridon; and (iv) such transferee agrees to comply with the terms and provisions of this Exchange Agreement and Letter of Transmittal (other than those contained in Article IV), and such transfer is otherwise in compliance with this Exchange Agreement and Letter of Transmittal. Except as specifically permitted by this Section 10 of this Article II, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

                  11. Waiver; Amendment. With the written consent of Hybridon and the Holders holding at least a majority of the Registrable Securities that are then outstanding, any provision of this Article II may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, Hybridon shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing. Notwithstanding the foregoing or
Section 1 of Article VI, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Holders of Hybridon Common Stock or Series A Preferred Stock, as the case may be, being sold pursuant to the Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority of the shares of Hybridon Common Stock or Series A Preferred Stock, as the case may be, included among such shares being sold.


ARTICLE III.  THE BOARD OF DIRECTORS.

         Upon the occurrence of the Restructuring Trigger, for so long as at least 50% of the Series A Preferred Stock initially issued in the Offer remains outstanding, the holders of Series A Preferred Stock as a class shall be entitled to designate one member for nomination to the Board of Directors of Hybridon (the "Designated Director"), provided that such nominee shall be reasonably acceptable to Hybridon.


ARTICLE IV.  CERTAIN SALE RESTRICTIONS.

         The undersigned, and each beneficial owner of Notes tendered pursuant to this Exchange Agreement and Letter of Transmittal, in consideration of Hybridon's acceptance of the Notes tendered hereby, agrees not to, directly or indirectly, through related parties, affiliates or otherwise, (i) sell "short" or "short against the box" (as those terms are generally understood) any security of Hybridon or (ii) otherwise engage in any transaction, except for any transaction approved by Hybridon in writing, that involves hedging of the undersigned's position in any security of Hybridon; provided, however, that the undersigned or such a beneficial owner may have an aggregate short position covering any number of shares of Hybridon Common Stock fewer than the quotient of (a) the product of (x) the number of shares of Series A Preferred Stock held by the undersigned multiplied by (y) the Dividend Base Amount (as defined in the

Certificate of Designation for the Series A Preferred Stock which is attached as Annex A to the Offer to Exchange), divided by (b) the conversion price of the Series A Preferred Stock as in effect from time to time.


ARTICLE V.  RESTRICTION ON INDEBTEDNESS AND SENIOR EQUITY
ISSUANCES; AFFILIATE TRANSACTIONS; THE BOARD OF DIRECTORS.

         1.       Restriction on Indebtedness and Senior Equity Issuances.

         Hybridon agrees that, following the Restructuring Trigger (as defined in the Offer to Exchange), it will not, without the consent of the Designated Director, (i) for the first 12 months thereafter, incur, assume or guarantee any additional indebtedness (A) for money borrowed, (B) evidenced by a note, debenture or similar instrument given in connection with the acquisition of any business, Property (as defined in the Indenture (as defined in the Offer to Exchange)) or assets, (C) consisting of obligations of Hybridon as lessee under leases required to be capitalized on the balance sheet of the lessee under GAAP (as defined in the Indenture) or (D) consisting of reimbursement obligations and other liabilities (contingent or otherwise) with respect to letters of credit, bank guarantees or bankers' acceptances (collectively, "Indebtedness"), or issue any equity securities senior in dividends or liquidation preference to the Series A Preferred Stock other than with respect to: (a) any amendments, renewals, extensions, modifications, refinanc- ings and refundings of the Loan and Security Agreement, dated December 31, 1996, as amended, between Silicon Valley Bank and Hybridon, provided that the principal amount does not exceed $7,500,000 and the maturity date is not advanced; (b) capitalized leases with a capitalized amount not exceeding $3,000,000; (c) the Offering Notes (as defined in the Offer to Exchange) (including Offering Notes issued as interest thereon); and (d) any amendments, renewals, extensions, modifications, refinancings and refundings of the above (provided that the maturity date is not advanced and the original amount thereof is not increased); and (ii) for the second 12 months,
(A) incur any additional Indebtedness in excess of $10 million over the permitted level for the first 12 months (provided that capitalized leases entered into in the first 24 months will count against the $10 million basket) or (B) issue more than $15 million in liquidation preference of any equity securities senior in dividends or liquidation preference to the Series A Preferred Stock.

         2.       Affiliate Transactions.

         Hybridon agrees that, for so long as the Series A Preferred Stock remains outstanding, following the Restructuring Trigger, it will not, without the consent of the Designated Director, enter into any transaction with any Affiliate (as defined in the Indenture) of Hybridon unless such transaction is approved by a majority of the independent directors of Hybridon.

         3.       Issuance of Reset Warrants.

         Hybridon hereby agrees to issue, upon the occurrence of the Series A Reset (as defined in the Offer to Exchange), to the undersigned, for each share of Series A Preferred Stock issued in the Offer to the undersigned, warrants (the "Reset Warrants") to purchase a number of shares of Hybridon Common Stock equal to the quotient of (a) the number of shares of Hybridon

Common Stock underlying the warrants issuable to the holders of Series B Preferred Stock (as defined in the Offer to Exchange), for each share thereof, upon the Series B One-Year Reset (as defined in the Offer to Exchange), divided by (b) 2.125. If the foregoing calculation results in a fractional Reset Warrant, such fractional Reset Warrant shall be rounded up to the nearest whole number of Reset Warrants. The Reset Warrants will be substantially in the form of the Exchange Warrants and be governed by a warrant agreement substantially in the form of the Warrant Agreement (a form of which is annexed to the Offer to Exchange as Annex B) for the Exchange Warrants, except as described above. Without limiting the generality of the foregoing, such Reset Warrants will be subject to redemption at the option of Hybridon on the same terms applicable to the Exchange Warrants, and may contain any legends required by applicable laws. In the event that any shares of Series A Preferred Stock are converted into shares of Hybridon Common Stock prior to the occurrence of the Series A Reset, no Reset Warrants would be issuable with respect to such shares of Series A Preferred Stock.

ARTICLE V.  CERTAIN ADDITIONAL COVENANTS AND REPRESENTATIONS OF
HYBRIDON.

         Hybridon hereby represents and warrants to the undersigned that, since March 26, 1997, no event has occurred which would change the Conversion Price (as defined in the Indenture) other than the reverse stock split effected by Hybridon in December 1997. Hybridon also covenants not to engage in any act that would change such Conversion Price without adjusting the conversion price and conversion rate of the Series A Preferred Stock to the extent that such adjustment would be required pursuant to the Certificate of Designation of the Series A Preferred Stock. In the event that the rate of conversion of the Offering Notes into Series B Preferred Stock is increased pursuant to Section 3(e) of the Offering Notes, the Series A Preferred Stock then held by the undersigned shall be adjusted so as to have the same increased conversion rate.


ARTICLE VI.  MISCELLANEOUS.

                  1. Amendments and Waivers. (a) This Exchange Agreement and Letter of Transmittal and all exhibits and schedules hereto set forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as otherwise provided in Section 11 of Article II, this Exchange Agreement and Letter of Transmittal may be amended only by mutual written agreement of Hybridon and by the holders of at least fifty percent (50%) of the outstanding number of shares of Series A Preferred Stock, and Hybridon may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if Hybridon has obtained the written consent or waiver of the holders of at least fifty percent (50%) of the outstanding number of shares of Series A Preferred Stock. No course of dealing between or among any Persons having any interest in this Exchange Agreement and Letter of Transmittal will be deemed effective to modify, amend or discharge any part of the same or any rights or obligations of any Person under or by reason of the same. To secure a consent of the Holders under this Section 1, Article VI, it shall not be necessary for the holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  (b) Until an amendment or waiver becomes effective, a consent to Hybridon by a holder of Series A Preferred Stock is a continuing consent by such holder and every subsequent holder of the same or any Series A Preferred Stock declared and issued as dividend with respect to the same, even if notation of the consent is not made on the certificate representing such Series A Preferred Stock. However, prior to becoming effective, any such holder or subsequent holder may revoke the consent as to its Series A Preferred Stock if Hybridon receives written notice of revocation before the consent of holders of the requisite number of shares of Series A Preferred Stock then outstanding has been obtained and not revoked.

                  Hybridon may, but shall not be obligated to, fix a record date pursuant to paragraph (c) below for the purpose of determining the holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be holders after such record date. After an amendment or waiver becomes effective it shall bind every holder of the Series A Preferred Stock. In such case, the amendment or waiver shall bind each holder of the Series A Preferred Stock who has consented to it and every subsequent holder of such Series A Preferred Stock (including any shares declared and issued as a dividend).

                  (c) Whenever in this Exchange Agreement and Letter of Transmittal it is provided that the holders of a specified percentage of outstanding number of shares of Series A Preferred Stock may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified number have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by holders in person or by proxy appointed in writing or
(ii) by the record of the holders voting in favor thereof at any meeting of holders. Whenever Hybridon solicits the taking of action by the holders, Hybridon may fix in advance of such solicitation a date as the record date for determining holders entitled to take such action. If a record date is fixed, those and only those Persons who are holders at the record date so fixed, or their proxies, shall be entitled to take action regardless of whether they are holders at the time of such action.

                  2. Successors and Assigns. Once effective, this Exchange Agreement and Letter of Transmittal may not be assigned by Hybridon. Upon acceptance of any of the Notes tendered by the undersigned, this Exchange Agreement and Letter of Transmittal shall be binding upon and inure to the benefit of Hybridon and its permitted successors and assigns and the undersigned and its permitted successors and assigns.

                  3. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Exchange Agreement and Letter of Transmittal shall be in writing and shall be deemed to have been given personally or when mailed by certified or registered mail, return receipt requested and postage prepaid, and addressed to the addresses of the respective parties set forth below or to such changed addresses as such parties may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt:

                           If to Hybridon:

                           Hybridon, Inc.
                           620 Memorial Drive
                           Cambridge, MA  02139
                           Attn: E. Andrews Grinstead, III

                           If to the undersigned:

                           At its address indicated under "Description of Notes"
in Box One above.

                  4. Governing Law. The validity, performance, construction and effect of this Exchange Agreement and Letter of Transmittal shall be governed by the internal laws of the State of New York without giving effect to such State's principles of conflict of laws.

                  5. Headings. The headings of the Articles and Sections hereof are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Exchange Agreement and Letter of Transmittal or the meaning of any provision hereof.

                  6. Severability. In the event that any provision of this Exchange Agreement and Letter of Transmittal or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Exchange Agreement and Letter of Transmittal shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless the provision held invalid shall substantially impair the benefit of the remaining portion of this Exchange Agreement and Letter of Transmittal.


--------------------------------------------------------------------------------

                                     BOX TWO
--------------------------------------------------------------------------------


                         BOOK ENTRY RETURN INSTRUCTIONS
                          (SEE INSTRUCTIONS 1, 4 AND 5)

To be completed ONLY if the Notes tendered by book entry transfer which are not tendered in full or not accepted for exchange are to be returned by credit to an account maintained at a Book Entry Transfer Facility.

ISSUE AND MAIL NOTES TO:

Name(s):
        ------------------------------------------
                           (Please print)

        ------------------------------------------
                           (Please print)
Address:
        ------------------------------------------

        ------------------------------------------
                           (Zip Code)
        ------------------------------------------
       (Tax Identification or Social Security No.)

              (Complete Substitute Form W-9)

Credit unexchanged Notes tendered by book entry transfer to the Book Entry Transfer Facility Account set forth below:


        ------------------------------------------
                                       Account No.
        ------------------------------

--------------------------------------------------------------------------------

                                    BOX THREE
--------------------------------------------------------------------------------


                                PLEASE SIGN HERE
                 TO BE COMPLETED BY ALL HOLDERS TENDERING NOTES
                   (WHETHER OR NOT NOTES ARE BEING PHYSICALLY
                                    TENDERED)


I have read this Exchange Agreement and Letter of Transmittal and agree to be bound by the foregoing.


x
 ----------------------------------------------------------------------
     Signature(s) of Registered Noteholder(s) or Authorized Signatory

x
 ----------------------------------------------------------------------
         Type or Print Name

Dated:                                                        , 1998
      --------------------------------------------------------

Area Code and telephone No(s).:
                                ---------------------------------------

Tax Identification or Social Security No(s).:--------------------------

Must be signed by the registered Noteholder(s) exactly as the name(s) appear(s) on the certificate and by person(s) authorized to become registered Noteholder(s) as evidenced by endorsements and documents. See Instruction 4. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent, or other person acting in a fiduciary or representative capacity, please see Instruction 4.

Name(s):
Address(es) (include zip code)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           Type or Print
Capacity (Full Title):----------------------------------------------------------

                            GUARANTEE OF SIGNATURE(S)
                    (IF REQUIRED -- SEE INSTRUCTIONS 1 AND 4)

Name of firm:
             -------------------------------------------------------------------

Authorized Signature:
                     -----------------------------------------------------------

Title:
      --------------------------------------------------------------------------

Dated:                                                     , 1998
      ----------------------------------------------------

                                     PLEASE COMPLETE SUBSTITUTE FORM W-9 BELOW

PAYOR'S NAME:

--------------------------------------------------------------------------------
         Name as shown on account (if joint account, list first and circle the name of the person or entity whose number you enter below)

--------------------------------------------------------------------------------
         Address (if Holder does not complete, signature below will constitute certification that the address indicated in Box One above is correct)

--------------------------------------------------------------------------------
         City, State and Zip Code


SUBSTITUTE
FORM W-9
DEPARTMENT OF THE TREASURY INTERNAL REVENUE SERVICE

PAYOR'S REQUEST FOR TAXPAYER IDENTIFICATION NO. FOR ALL ACCOUNTS

         Enter your taxpayer identification number on the appropriate line. For most individuals, this is your Social Security number.

                  Social Security Number
         or Employer Identification Number

-----------------------------------------------
If you do not have a TIN but are awaiting one, write "Applied For" in the space above for the TIN and sign and date below.

CERTIFICATION -- UNDER PENALTIES OF PERJURY, I CERTIFY THAT:
         (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),
         (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of the failure to report all interest or dividends, or the IRS has notified me that I am not longer subject to backup withholding, and
         (3) any other information provided on this form is true and correct.

CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on you tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE
         ----------------------------
DATE                  , 1998
    ------------------

                             CERTIFICATE OF AWAITING
                         TAXPAYER IDENTIFICATION NUMBER

         I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of any payments made to me thereafter may be withheld until I provide a number.

                                                                          , 1998
------------------------------------                   -------------------
            SIGNATURE                                          DATE

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY IN CERTAIN CIRCUMSTANCES RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

         YOU MUST COMPLETE THE CERTIFICATE OF AWAITING TAXPAYER
         IDENTIFICATION NUMBER IF YOU WROTE "APPLIED FOR" IN THE SPACE FOR THE TIN ABOVE.

                                  INSTRUCTIONS
                    FORMING PART OF THE TERMS AND CONDITIONS
                                  OF THE OFFER

         1. DELIVERY OF THIS EXCHANGE AGREEMENT AND LETTER OF TRANSMITTAL AND CERTIFICATES; GUARANTEED DELIVERY PROCEDURES; BOOK ENTRY TRANSFER PROCEDURES. This Exchange Agreement and Letter of Transmittal is to be used if (a) certificates for Notes are to be physically delivered to the Depositary herewith, (b) tenders are to be made by book entry transfer to the accounts maintained by the Depositary at the Book Entry Transfer Facility pursuant to the procedures set forth in the Offer to Exchange, or (c) tenders are to be made according to the guaranteed delivery procedures set forth in the Offer to Exchange.

         To validly tender Notes pursuant to the Offer, either (a) a properly completed and duly executed copy of the Exchange Agreement and Letter of Transmittal (or facsimile thereof) with all required signature guarantees, together with either a properly completed and duly executed Notice of Guaranteed Delivery or certificates for the Notes and any other documents required by this Exchange Agreement and Letter of Transmittal must be received by the Depositary at one of its addresses or numbers set forth on the first page of this Exchange Agreement and Letter of Transmittal or the tender of Notes pursuant to the procedures for book entry transfer as set forth below must be effected prior to 12:00 midnight, New York City time, on the Expiration Date, or (b) a Noteholder must comply with the guaranteed delivery procedures described in the next succeeding paragraph.

         Noteholders who desire to tender their Notes pursuant to the Offer and whose certificates representing such Notes are not lost but are not immediately available, or time will not permit all required documents to reach the Depositary prior to 12:00 midnight, New York City time, on the Expiration Date or who cannot complete the procedure for book entry transfer on a timely basis may tender their Notes pursuant to the guaranteed delivery procedures set forth in the Offer to Exchange under "Procedure for Tendering Notes -- Guaranteed Delivery Procedure." Pursuant to such procedures, (i) tender must be made through a commercial bank or trust company having an office or branch in the United States or by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (an
"Eligible Institution"), (ii) the Depositary must have received from such Eligible Institution, prior to 12:00 midnight, New York City time, on the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery (by mail, hand delivery, telegram or facsimile transmission), and (iii) the certificates for all tendered Notes in proper form for transfer, or a confirmation of book entry transfer of such Notes into the Depositary's applicable account at the Book Entry Transfer Facility, together with a properly completed and duly executed Exchange Agreement and Letter of Transmittal (or facsimile thereof) and all other documents required by this Exchange Agreement and Letter of Transmittal, must be received by the Depositary no later than 5:00 P.M., New York City time, on the third business day after the date of execution of the Notice of Guaranteed Delivery, all as provided in the Offer to Exchange under the caption "Procedure for Tendering Notes - Guaranteed Delivery Procedure."

         THE METHOD OF DELIVERY OF THIS EXCHANGE AGREEMENT AND LETTER OF TRANSMITTAL, THE CERTIFICATES FOR NOTES AND OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING NOTEHOLDER. EXCEPT AS OTHERWISE PROVIDED HEREIN AND IN THE OFFER TO EXCHANGE, SUCH DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. INSTEAD OF EFFECTING DELIVERY BY MAIL, IT IS RECOMMENDED THAT NOTEHOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT THE NOTEHOLDER USES PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE DEPOSITARY PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

         The Depositary has established an account with respect to the Notes at the Book Entry Transfer Facility for the purpose of the Offer, and any financial institution that is a participant in a Book Entry Transfer Facility system may make a book entry transfer of the Notes by causing the Book Entry Transfer Facility to transfer such Notes into the Depositary's account in accordance with such Book Entry Transfer Facility's procedures for such transfer. Although delivery of Notes may be effected through book entry transfer into the Depositary's account at the Book Entry Transfer Facility, this Exchange Agreement and Letter of Transmittal (or a facsimile thereof), together with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Depositary at one of the addresses or numbers set forth on the first page hereof prior to 12:00 midnight, New York City time, on the Expiration Date, except as otherwise provided herein. DELIVERY OF SUCH DOCUMENTS TO THE DEPOSITARY'S ACCOUNT AT THE BOOK ENTRY TRANSFER FACILITY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY. NOTWITHSTANDING COMPLIANCE WITH BOOK ENTRY TRANSFER DELIVERY PROCEDURES, FAILURE TO DELIVER THIS EXECUTED EXCHANGE AGREEMENT AND LETTER OF TRANSMITTAL TO THE DEPOSITARY PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE WILL RESULT IN THE TENDERED NOTES NOT BEING ACCEPTED FOR EXCHANGE.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance, withdrawal and revocation of tendered Notes and delivered Exchange Agreement and Letter of Transmittal will be determined by Hybridon, whose determination will be final and binding. Hybridon reserves the absolute right to reject any or all tenders or withdrawals of Notes and deliveries or revocations of Exchange Agreement and Letter of Transmittal that are not in proper form or the acceptance of which would, in the opinion of counsel to Hybridon, be unlawful. Hybridon also reserves the right to waive any irregularities or conditions of tenders and this Exchange Agreement and Letter of Transmittal as to particular Notes. The interpretation of Hybridon of the terms and conditions of the Offer (including the Instructions herein) will be final and binding and irregularities in connection with tenders and this Exchange Agreement and Letter of Transmittal must be cured (if so permitted) within such time as Hybridon shall determine. No alternative, conditional or contingent tenders will be accepted by Hybridon. Neither Hybridon nor the Depositary nor any other person will be under any duty to give notification of any defects or irregularities in any tender nor will incur any liability for failure to give any such notification. Tenders of Notes will not be deemed to have been made until irregularities have been cured or waived. Any Notes received by the Depositary that are not properly tendered and as to which irregularities have not been cured or waived will be returned by the Depositary to the tendering Noteholders, unless otherwise provided in this Exchange
Agreement and Letter of Transmittal, as soon as practicable following the Expiration Date.

         Any tendered Notes which are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth in the Offer to Exchange or otherwise, will be returned without expense to the appropriate tendering Noteholder (or in the case of Notes tendered by book entry transfer, to an account maintained at the Book Entry Transfer Facility), as promptly as practicable following the expiration, withdrawal or termination of the Offer.

         2. WITHDRAWAL RIGHTS. Notes tendered pursuant to the Offer may be withdrawn, as hereinafter provided, at any time prior to 12:00 midnight, New York City time, on the Expiration Date. In addition, tenders of Notes may be withdrawn after April 6, 1998, if not yet accepted by Hybridon.

         For the withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the Depositary at one of the addresses or numbers set forth on the front page of this Exchange Agreement and Letter of Transmittal prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Notes, the principal amount of Notes to be withdrawn and (where certificates for Notes have been tendered) the names in which such Notes are registered, if different from that of the person tendering such Notes. If the Notes have been delivered or otherwise identified to the Depositary, then, prior to the release of such Notes, the serial numbers of the particular certificates evidencing the Notes to be withdrawn and a notice of withdrawal signed by the registered Noteholder in the same manner as the original Exchange Agreement and Letter of Transmittal with the signature(s) guaranteed by an Eligible Institution (except in the case of Notes tendered by an Eligible Institution) must be submitted. Withdrawals of tenders of Notes may not be rescinded; however, withdrawn Notes may be retendered on or prior to 12:00 midnight, New York City time, on the Expiration Date by following any of the procedures described above under Instruction 1.

         All questions as to the validity (including time of receipt) of notices of withdrawal will be determined by Hybridon, whose determination will be final and binding. Neither Hybridon, the Depositary nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give such notification.

         3.       ACCEPTANCE OF NOTES FOR EXCHANGE; DELIVERY OF
CONSIDERATION; PARTIAL TENDERS. Any tender of Notes which involves denominations of less than $1,000 in Exchange Value thereof will be exchanged on a pro rata basis, except to the extent that such proration would result in the issuance of a fractional share of Series A Preferred Stock. In the event that such fractional share would result, Hybridon shall, at its sole discretion, either
(a) round such fractional share to the nearest whole number of shares (with 0.5 being rounded up), or (b) pay in cash an amount equal to such fraction multiplied by $100 (which is the per share stated value of Series A Preferred Stock). Hybridon will not issue any fractional shares of Series A Preferred Stock in the Offer. In the event that a tendering Noteholder would otherwise be entitled to receive a fractional Exchange Warrant, Hybridon shall round up such fractional Exchange Warrant to the nearest whole number of Exchange Warrants. The entire Exchange Value of the Notes will be deemed to have been tendered unless otherwise indicated. If less than the entire Exchange Value of any Notes evidenced by a submitted certificate is to be tendered, the tendering Noteholder should fill in the principal amount of the Notes which is to be tendered in column (4) of the table in Box One above. No Noteholder may tender any or all of the Exchange Value attributable to accrued but unpaid interest on the principal amount of the Notes being tendered without also tendering the Exchange Value attributable to such principal amount, and vice versa.

         Upon the terms and subject to the conditions of the Offer, the acceptance for exchange of Notes validly tendered under the Offer and not withdrawn and the delivery of shares of Series A Preferred Stock and Exchange Warrants will be made promptly after the Expiration Date.

         For purposes of the Offer, Hybridon shall be deemed to have accepted for exchange validly tendered Notes when, as and if Hybridon has given oral or written notice thereof to the Depositary. The Depositary will act as agent for the tendering Noteholders for the purpose of receiving the shares of Series A Preferred Stock and Exchange Warrants and transmitting the same to such Noteholders. Tendered Notes not accepted for exchange by Hybridon will be returned without expense to tendering Noteholders as soon as practicable following the Expiration Date.

         4. SIGNATURES ON THIS EXCHANGE AGREEMENT AND LETTER OF TRANSMITTAL; BOND POWERS AND ENDORSEMENTS; GUARANTEE OF SIGNATURES.
With respect to a tender of Notes, this Exchange Agreement and Letter of Transmittal must be signed by the registered holder(s) of the Notes tendered, and such signatures must correspond with the name(s) of such holder(s) as written on the face of the certificate without alteration, enlargement or any change whatsoever. If this Exchange Agreement and Letter of Transmittal is signed by a person other than the registered holder(s) of the Notes, such must be endorsed or accompanied by appropriate bond powers and proxies, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on such Notes. Signatures of endorsement on any such Notes or bond powers must be guaranteed by an Eligible Institution.

                  (a) If any of the Notes are held of record by two or more persons, all such persons must sign this Exchange Agreement and Letter of Transmittal.

                  (b) If any of the Notes are registered in different names, it will be necessary to complete, sign and submit as many separate Exchange Agreements and Letters of Transmittal and any necessary accompanying documents as there are different registrations.

                  (c) If this Exchange Agreement and Letter of Transmittal is signed by a person other than the registered holder(s) of the Notes, such Notes must be endorsed or accompanied by appropriate bond powers and proxies, and in either case, signed exactly as the name(s) of the registered holders(s) appear(s) on such Notes. Signatures on any such Notes or bond powers must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

                  (d) If this Exchange Agreement and Letter of Transmittal or any certificates or bond powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by Hybridon, proper evidence satisfactory to Hybridon of the authority of such person to so act must be submitted with this Exchange Agreement and Letter of Transmittal.

         ENDORSEMENTS ON NOTES OR BOND POWERS REQUIRED BY THIS INSTRUCTION 4 MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION.

         THE AUTHENTICITY OF THE SIGNATURE ON THIS EXCHANGE AGREEMENT AND LETTER OF TRANSMITTAL MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, UNLESS (A) THIS EXCHANGE AGREEMENT AND LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE NOTES TENDERED HEREWITH AND THE BOX ENTITLED "BOOK ENTRY RETURN INSTRUCTIONS" IN THIS EXCHANGE AGREEMENT AND LETTER OF TRANSMITTAL HAS BEEN
COMPLETED, OR (B) THE NOTES ARE TENDERED FOR THE ACCOUNT OF AN ELIGIBLE INSTITUTION.

         5. BROKERAGE FEES AND TRANSFER TAXES. Tendering Noteholders will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Notes pursuant to the Offer. If, however, a transfer tax is imposed for any reason other than the transfer or sale of Notes to Hybridon pursuant to the Offer, the amount of any transfer taxes (whether imposed on the registered holders(s), such other person or otherwise) will be payable by the tendering Noteholders. Unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith, the amount of such transfer taxes will be billed directly to the tendering

Noteholder(s). EXCEPT AS PROVIDED IN THIS INSTRUCTION 5, IT WILL NOT BE NECESSARY FOR TRANSFER TAX STAMPS TO BE AFFIXED TO THE CERTIFICATES TENDERED PURSUANT TO THIS EXCHANGE AGREEMENT AND LETTER OF TRANSMITTAL.

         6. SUBSTITUTE FORM W-9. Under federal income tax laws, each tendering Noteholder must provide the Depositary with such Noteholder's correct taxpayer identification number by completing the Substitute Form W-9 as set forth above. In general, if a Noteholder is an individual, the taxpayer identification number is the Social Security number of such individual. If the Depositary is not provided with the correct taxpayer identification number, the Noteholder may be subject to a $50 penalty imposed by the IRS, as well as "backup withholding" as described below. Certain Noteholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Depositary that a foreign individual qualifies as an exempt recipient, such Noteholder must submit a statement (Form W-8), signed under penalties of perjury, attesting to that individual's exempt status. Such Form W-8 can be obtained from Hybridon. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if the Notes are held in more than one name), please consult your counsel.

         Failure to complete the Substitute Form W-9 will not, by itself, cause the Notes to be deemed to be invalidly tendered, but may require the Depositary, in certain circumstances, to withhold 31% of the amount of any payments made pursuant to the Offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

         7. WAIVER OF CONDITIONS. Hybridon reserves the absolute right to waive certain of the specified conditions to the Offer, as described in the Offer to Exchange under "Terms of the Offer--Certain Conditions of the Offer."

         8. MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES. Any Noteholder whose certificates for the Notes have been mutilated, lost, stolen or destroyed should contact the Depositary at the address indicated above for further instructions.

         9. EXPIRATION DATE. The Offer will expire at 12:00 midnight, New York City time, on the Expiration Date, unless extended by Hybridon. Hybridon reserves the right to extend the Offer for such period or periods as it may determine in its sole discretion, in which event the Expiration Date shall be the time and date on which such Offer, as so extended, shall expire. Hybridon will notify the Depositary of any extension by written or oral notice and will make a public announcement thereof by release to the Dow Jones News Service prior to 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date. During any such extension, all Notes previously tendered and not accepted for exchange will remain subject to the Offer and may, subject to the terms and conditions hereof, be accepted for exchange by Hybridon, subject to the withdrawal rights of tendering Noteholders.

         10. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance may be directed to the Depositary at its address and telephone number set forth above. Additional copies of the Offer to Exchange and this Exchange Agreement and Letter of

Transmittal may be obtained from Hybridon at the address and telephone number set forth on the back cover page of the Offer to Exchange.

IMPORTANT: A MANUALLY SIGNED EXCHANGE AGREEMENT AND LETTER OF TRANSMITTAL OR FACSIMILE COPY HEREOF (TOGETHER WITH CERTIFICATES OR CONFIRMATION OF BOOK ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS) OR THE NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.